UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

ESSA Pharma Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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ESSA PHARMA INC.

999 West Broadway Street, Suite 720

Vancouver, BC V5Z 1K5, Canada

SUPPLEMENT TO MANAGEMENT INFORMATION CIRCULAR AND PROXY STATEMENT

FOR

THE SPECIAL MEETING OF SECURITYHOLDERS

TO BE HELD ON OCTOBER 3, 2025

September 24, 2025

These definitive additional materials (the “Definitive Additional Materials”) amend and supplement the definitive proxy statement and management information circular, dated August 8, 2025 (the “Circular and Proxy Statement”), initially mailed to Shareholders on or about August 11, 2025, by ESSA Pharma Inc., a company existing under the laws of British Columbia (“ESSA” or the “Company,” “we,” “our” or “us”), for a special meeting (the “Special Meeting”) of the holders of ESSA’s common shares (the “Common Shares,” and the holders of such Common Shares, the “Shareholders”), holders of stock options of the Company (the “Options,” and the holders of such Options the “Optionholders”) and holders of pre-funded Common Share purchase warrants of the Company (the “Warrants,” and the holders of such Warrants, the “Warrantholders,” and together with the Shareholders and the Optionholders, the “Securityholders”) to be held on October 3, 2025, at 2:00 p.m. (Pacific Time) via live webcast (unless the Special Meeting is adjourned or postponed).

At the Special Meeting, the Securityholders will be asked to consider and, if thought advisable, to pass, with or without variation, (i) a special resolution (the “Arrangement Resolution”) to approve an arrangement (the “Arrangement”) under Section 288 of the Business Corporations Act (British Columbia) involving the Company, XenoTherapeutics, Inc. (“XenoTherapeutics”), Xeno Acquisition Corp., and XOMA Royalty Corporation (“XRC”) pursuant to a business combination agreement dated July 13, 2025, as amended by that certain amendment dated September 23, 2025, and the plan of arrangement appended to the Circular and Proxy Statement, (ii) an ordinary resolution to approve, on an advisory and non-binding basis, the compensation to be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the Arrangement and (iii) in the event that the Arrangement Resolution is not approved or the Arrangement is otherwise terminated, (1) a special resolution pursuant to Section 319(1) of the BCBCA to approve the voluntary liquidation and dissolution of the Company, and (2) an ordinary resolution pursuant to Section 319(2) of the BCBCA to approve the appointment of PricewaterhouseCoopers LLP or, in the alternative, another liquidator of nationally recognized experience, as the liquidator of the Company with authorization for the board of directors of the Company to set the remuneration of the liquidator.

These Definitive Additional Materials have been filed by the Company with the United States Securities and Exchange Commission (the “SEC”) and in Canada on SEDAR+ on September 24, 2025.

If any Securityholders have not already submitted a proxy for use at the Special Meeting, they are urged to do so promptly. No action in connection with this supplement is required by any Securityholder who has previously delivered a proxy and who does not wish to revoke or change that proxy. A proxy may be revoked by an instrument in writing that is signed by the Securityholder or by the Securityholder’s attorney, if authorized in writing, or by transmitting, by electronic means, a revocation signed by electronic signature by the Securityholder or by the Securityholder’s attorney, if authorized in writing, to or at the registered office of the Company’s registrar and transfer agent at any time up to and including the last Business Day preceding the day of the Special Meeting, or by delivering to the chair of the Special Meeting on the day of, and prior to the start of, the Special Meeting or by attending virtually at the Special Meeting and voting.

If any Securityholders have more questions about the Arrangement or how to submit their proxies or if any Securityholders need additional copies of the Circular and Proxy Statement, the Definitive Additional Materials, the proxy card or voting instructions, please contact the Company’s registrar and transfer agent:

Computershare Investor Services Inc.
320 Bay Street, 14th Floor
Toronto, ON M5H 4A6
service@computershare.com

1-800-564-6253

The information contained herein speaks only as of September 24, 2025, unless the information specifically indicates that another date applies.

SUPPLEMENTAL DISCLOSURES TO THE CIRCULAR AND PROXY STATEMENT

This supplemental information should be read in conjunction with the Circular and Proxy Statement, which should be read in its entirety. The Company wishes to make supplemental disclosures related to the proposed Arrangement, which are set forth below. To the extent that information in these Definitive Additional Materials differs from or conflicts with information contained in the Circular and Proxy Statement, the information in these Definitive Additional Materials shall supersede or supplement the information in the Circular and Proxy Statement. Defined terms used but not defined herein have the meanings set forth in the Circular and Proxy Statement.

SUMMARY TERM SHEET

The disclosure in the section entitled “Summary Term Sheet” is hereby amended and supplemented by adding the following bolded and underlined language and deleting the strikethrough language on the section entitled “Summary Term Sheet—Arrangement Consideration” on page 3 of the Circular and Proxy Statement:

Arrangement Consideration.

Pursuant to the Agreement, the Purchaser will, among other things, acquire all of the issued and outstanding Common Shares for (a) cash consideration of approximately US$~~1.91~~1.81 per Common Share; provided that such amount shall be reduced by the amount of the Distribution~~, if any, (such amount as finally determined in accordance with the Agreement)~~ paid to Shareholders on August 22, 2025, and (b) one CVR for each Common Share entitling its holder to a pro rata portion of up to US$~~2,950,000~~6,700,000 less costs and expenses associated with (i) any litigation, other than with respect to any Potential Contingent Claim Liability (as defined below), against the Company and its directors or officers currently active or arising within 18 months following closing of the Arrangement (the “Company Litigation”) or (ii) any proceeding against or involving the Company and its directors and/or officers arising from the Company’s public disclosures on August 14, 2025 and August 25, 2025 with respect to the period during which the Common Shares traded with “due bills” on the Nasdaq (the “Potential Contingent Claim Liability”).

The disclosure in the section entitled “Summary Term Sheet” is hereby amended and supplemented by adding the following language as a new section immediately following the section entitled “Summary Term Sheet—Termination of Agreement” on page 8 of the Circular and Proxy Statement:

Amendment to the Business Combination Agreement.

On September 23, 2025, the Parties entered into that certain amendment to the Business Combination Agreement (the “Amendment” and the Agreement as amended thereby, the “Amended Agreement”), pursuant to which, the parties have agreed to decrease the cash amount payable to the Shareholders at the closing of the Transaction and increase the amount subject to the CVR for each Common Share that will entitle the holder to receive a pro rata portion of up to (i) US$3,800,000 less Company Litigation Expenses (the “Company Litigation Proceeds”), (ii) US$3,500,000 less Potential Contingent Claim Liability Expenses (the “Potential Contingent Claim Liability Proceeds”), (less, in the case of clauses (i) and (ii), up to $750,000 to be retained by the Purchaser (the “CVR Retention Amount”)) and (iii) US$150,000 less certain closing adjustments based on the Company’s cash at closing, if any (the “Legacy Liability Proceeds,” together with the Company Litigation Proceeds and Potential Contingent Claim Liability Proceeds, the “CVR Consideration,” and together with the Cash Amount, the “Consideration”). Under the Amendment, based on the estimates of ESSA’s management, ESSA shareholders are expected to receive approximately US$0.12 per Common Share at closing plus one non-transferable contingent value right (“CVR”) per Common Share, which now represents the right to receive up to approximately US$0.14 per CVR and payable within specified periods following the close of the Transaction as described herein.

The Amendment amends the CVR Agreement to include a further contingent payment related to any proceeding against or involving the Company or its directors and/or officers arising from the Company’s public disclosures on August 14, 2025, and August 25, 2025. Proceeds and expenses from the Potential Contingent Claim Liability will be calculated, tracked and paid out separately from other Company Litigation.  If Potential Contingent Claim Liability Expenses exceed US$3,500,000, no Potential Contingent Claim Liability Proceeds will be payable. To reflect these amendments to the CVR Agreement, the Amendment amends the Agreement by increasing the Contingent Reserve from $3,700,000 to $7,450,000, and by decreasing the Target Closing Net Cash from $90,000,000 to $85,250,000, which such reduction also accounts for an additional $1,000,000 in costs the Company may incur or other adjustments prior to the closing of the Arrangement.

Payments of (i) Company Litigation Proceeds, if any, will be made no later than 30 days following the later of (a) the final and non-appealable resolution of the relevant litigation and (b) 18 months following the Closing Date and (ii) Potential Contingent Claim Liability Proceeds, if any, will be made (x) no later than 30 days following the final and non-appealable resolution of any Potential Contingent Claim Liability or (y)  if neither Parent or Purchaser is aware of any Potential Contingent Claim Liability that is reasonably likely to result in any proceeding as of the date that is six months following the Closing Date, no later than 30 days following the date that is six months following the Closing Date, in both clauses (i) and (ii), subject to the terms of the Amended Agreement. The timing of payment of Legacy Liability Proceeds, if any, is not affected by the Amended Agreement.

A copy of the Amendment, including the proposed CVR Agreement as amended by the Amendment, is attached as Annex A to this Supplement and the foregoing discussion regarding the Amendment is qualified in its entirety by reference to the Amendment attached hereto.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE ARRANGEMENT

The disclosure under the section entitled “Questions and Answers about the Special Meeting and the Arrangement” is hereby amended and supplemented by adding the following bolded and underlined language and deleting the strikethrough language on the questions entitled “When and where is the Special Meeting?” and “What will Shareholders receive in the Arrangement?” on page 11 of the Circular and Proxy Statement:

Q: When and where is the Special Meeting?

A: The Company will conduct the Special Meeting in a virtual-only format via live webcast at 2:00 p.m. (Pacific Time) on October 3, 2025~~September 10, 2025~~. You will be able to attend the meeting online at https://meetnow.global/MHPMJ4R.

Q: What will Shareholders receive in the Arrangement?

A: If the Arrangement is completed, Shareholders will be entitled to receive a cash payment and one contingent value right per Common Share (other than Shareholders who properly exercise their Dissent Rights). The amount of the cash payment will be determined based upon the Company’s cash balance as at the Effective Time on the Effective Date after deducting certain transaction costs, a reserve for liabilities and legal expenses, and a transaction fee to Parent of US$4,000,000 (such amount as finally determined pursuant to the Agreement) divided by the total number of issued and outstanding Common Shares as of the Effective Time (the “Cash Amount”). In addition, each Shareholder will also receive one contingent value right (each, a “CVR”) for each Common Share that will entitle the holder to receive a pro rata portion of up to (i) US$3,800,000 less Company Litigation Expenses incurred by Parent or its Affiliates (including the Company following the closing of the Arrangement) within 18 months following the closing of the Transaction, (ii) US$3,500,000 less Potential Contingent Claim Liability Expenses (less, in the case of clauses (i) and (ii), the CVR Retention Amount) and (iii) US$150,000 less certain closing adjustments based on the Company’s cash at closing, if any (the “Legacy Liability Proceeds,” together with the Company Litigation Expenses and Potential Contingent Claim Liability Expenses, the “CVR Consideration,” and together with the Cash Amount, the “Consideration”). You will not be entitled to receive shares in the surviving corporation and the CVRs will be non-transferable.

The disclosure under the section entitled “Questions and Answers about the Special Meeting and the Arrangement” is hereby amended and supplemented by adding the following bolded and underlined language and deleting the strikethrough language on the question entitled “How will I receive payment for the CVRs?” on page 14 of the Circular and Proxy Statement:

Q: How will I receive payment for the CVRs?

A: It is anticipated that a rights agent mutually agreeable to Parent and the Company (the “Rights Agent”) will send each Securityholder~~s~~ at its registered address a check payable for the CVR Consideration amount, (i) with respect to any cash adjustment payment, no later than 30 days following the final determination of such adjustment, ~~and~~ (ii) with respect to the Company Litigation, no later than thirty days following the later of (a) the final and non-appealable resolution of any Company Litigation or (b) the date that is eighteen months following the consummation of the Arrangement, and (iii) with respect to the Potential Contingent Claim Liability, (x) no later than 30 days following the final and non-appealable resolution of any Potential Contingent Claim Liability or (y) if neither Parent or Purchaser is aware of any Potential Contingent Claim Liability that is reasonably likely to result in any proceeding as of the date that is six months following the Closing Date, no later than 30 days following the date that is six months following the Closing Date.

The disclosure under the section entitled “Questions and Answers about the Special Meeting and the Arrangement” is hereby amended and supplemented by adding the following language immediately following the last paragraph of such section on page 17 of the Circular and Proxy Statement:

Q: I previously submitted a proxy card for the Special Meeting. Do I need to take any action?

A: If you were a Securityholder entitled to vote at the Special Meeting and previously submitted a proxy for the Special Meeting, which proxy has not subsequently been revoked, you do not need to take any action unless you wish to change your vote. A proxy given by a Securityholder for use at the Special Meeting may be revoked by an instrument in writing that is signed by the Securityholder or by the Securityholder’s attorney, if authorized in writing, or by transmitting, by electronic means, a revocation signed by electronic signature by the Securityholder or by the Securityholder’s attorney, if authorized in writing, to or at the registered office of the Company’s registrar and transfer agent at any time up to and including the last Business Day preceding the day of the Special Meeting, or in the case of any adjournment of the Special Meeting, the last Business Day preceding the day of the adjournment, or by delivering to the chair of the Special Meeting on the day of, and prior to the start of, the Special Meeting or any adjournment thereof or by attending virtually at the Special Meeting and voting. A Shareholder may also revoke a proxy in any other manner permitted by Law.

THE ARRANGEMENT

The disclosure under the section entitled “The Arrangement—Background of the Arrangement” is hereby amended and supplemented by adding the following language immediately following the last paragraph of such section on page 32 of the Circular and Proxy Statement:

On August 13, 2025, representatives of Nasdaq Corporate Data Operations provided the Company with the ex-dividend date and due bill date information in connection with the Distribution. Nasdaq Corporate Data Operations requested the Company to publicly disclose such ex-dividend date and due bill date information in addition to the approximate pro rata rate of the Distribution that Shareholders were expected to receive in connection with the Distribution.

On August 14, 2025, representatives of Nasdaq Corporate Data Operations were provided with a draft of the Company’s press release announcing (i) that the Distribution was scheduled to be paid to Shareholders on August 22, 2025, (ii) that Shareholders would receive approximately $1.69 per Common Share in the Distribution (subject to applicable withholding) and (iii) the ex-dividend date and due bill period in connection with the Distribution (the “August 14 Press Release”). Following further communications with representatives of Nasdaq Corporate Data Operations, including review and approval by Nasdaq Corporate Data Operations of the draft August 14 Press Release, the Company issued the August 14 Press Release and filed a Current Report on Form 8-K disclosing the August 14 Press Release.

The Distribution was paid to Shareholders on August 22, 2025, and Shareholders received approximately $1.6910318 per Common Share in the Distribution (subject to applicable withholding).

On the morning of August 25, 2025, representatives from Nasdaq MarketWatch indicated that Nasdaq had stopped trading in Common Shares of ESSA at approximately 9:44 a.m. Eastern Time due to a typo in the Company’s August 14 Press Release conveying that the due bill trading period was through and including August 25, 2025, and a spike in the share price of the Common Shares. Representatives of Nasdaq MarketWatch requested the Company to issue a further press release conveying that the due bill trading period was through and including August 22, 2025, not August 25, 2025.

Later on August 25, 2025, representatives of Nasdaq MarketWatch were provided with a draft of the Company’s proposed press release stating that, while the August 14 Press Release inadvertently stated that the Common Shares would trade with “due bills” representing an assignment of the right to receive the Distribution during the period from August 19, 2025 through and including August 25, 2025, the correct due bill trading period was in fact August 19, 2025, through and including August 22, 2025 (the “August 25 Press Release”). The August 25 Press Release stated that the Distribution was paid to Shareholders on August 22, 2025, and as a result Common Shares did not trade with due bills on August 25, 2025, and instead began trading on an “ex-dividend” basis as of such date (such events on August 25, 2025, the “Due Bill Matter”). Following further communications with representatives of Nasdaq MarketWatch, including review and approval by Nasdaq MarketWatch of the draft August 25 Press Release, the Company issued the August 25 Press Release and filed a Current Report on Form 8-K disclosing the August 25 Press Release.

On August 26, 2025, Skadden, on behalf of the Company, met virtually with representatives of Nasdaq MarketWatch to discuss the Due Bill Matter. During this meeting, Skadden, on behalf of the Company, requested that Nasdaq cancel the trades that had occurred on the morning of August 25, 2025, before the trading halt due to the Due Bill Matter. Representatives of Nasdaq MarketWatch indicated that the circumstances of the Due Bill Matter did not meet its requirements for the cancellation of trades, which was subsequently relayed to representatives of Gibson Dunn on behalf of XRC.

Over the course of the following days, certain directors of the Company acting on behalf of the Board contacted and met with a number of legal advisors, including Cooley LLP (“Cooley”), regarding potential representation of the Company in connection with the Due Bill Matter. Following these meetings, Cooley was engaged as the Company’s legal advisor in connection with the Due Bill Matter.

On September 2, 2025, a representative of Gibson Dunn contacted a representative of Cooley regarding the Due Bill Matter. On September 3 and September 7, 2025, representatives of Cooley and representatives of Gibson Dunn, counsel to XRC, held additional discussions regarding the Due Bill Matter.

On September 8, 2025, representatives of XRC and Gibson Dunn indicated to representatives of the Company and Cooley, respectively, that XRC intended to engage in discussions with the Company concerning the terms of the Transaction as a result of the Due Bill Matter, including the Company’s estimated cash forecast and upfront cash available for distribution to its shareholders in the Transaction.

Later that same day, the Transaction Committee held a meeting, also attended by members of management and representatives of Blakes, Skadden and Cooley, as counsel to the Company. Blakes, Skadden and Cooley updated the Transaction Committee on recent communications with XRC and the Transaction Committee determined it would be appropriate to adjourn the Special Meeting to September 29, 2025, in light of XRC’s indication that it intended to engage in discussion regarding the terms of the Transaction as a result of the Due Bill Matter.

On September 9, 2025, representatives of Gibson Dunn sent to representatives of Cooley an email indicating that XRC was proposing that the amount to be retained pursuant to the CVR Agreement be increased by $2,450,000 to $6,000,000, and that the maximum amount of the CVR Retention Amount (i.e., any Excess Litigation Cash to be retained by the Purchaser) be increased from $750,000 to $1,500,000.

On September 10, 2025, following Board approval, the Company issued a press release and filed a Current Report on Form 8-K announcing the adjournment of the Special Meeting to September 29, 2025.

On September 10 and September 11, 2025, Richard Glickman, Chairman of the Board, and Owen Hughes of XRC engaged in further negotiations regarding the CVR Retention Amount as set forth in the CVR Agreement. In the course of such negotiations, the Purchaser requested that the holdback under the CVR Agreement be increased by $3,500,000 (representing the Company’s retention obligations under the D&O Tail Policy) to a maximum of $7,000,000; that the CVR Retention Amount be increased from $750,000 to $1,500,000; and that an additional $500,000 be retained subject to the CVR Agreement to address any Transaction Litigation, which amount was not previously contemplated to be retained under the CVR Agreement. Mr. Hughes explained to Dr. Glickman that the previous proposal that the amount to be retained pursuant to the CVR Agreement be increased by $2,450,000 to $6,000,000 was made in error due to a miscommunication.

Following further discussion between Dr. Glickman and Mr. Hughes, in which Dr. Glickman indicated that Purchaser’s proposals would not be acceptable to the Transaction Committee, Purchaser proposed an increase to the holdback under the CVR Agreement to up to $7,000,000, in the aggregate, allocated equally between the Company Litigation and the Potential Contingent Claim Liability, with the understanding that any portion of such holdback not required to satisfy relevant obligations would be returned to Shareholders.  In addition, the proposal provided that $500,000 be set aside for additional Transaction Litigation, if any, and any amount not needed for such claims would also be returned to Shareholders. The proposal also included a maximum CVR Retention Amount of $750,000 as was contemplated by the form of CVR Agreement when the Business Combination Agreement was initially entered into by the Parties.

On September 11, 2025, the Board held a meeting also attended by members of management and representatives of Blakes, Skadden and Cooley, as counsel to the Company, to discuss the proposals and authorize continued negotiations. At the conclusion of such meeting, the Board requested that Dr. Glickman speak to Mr. Hughes to see if XRC could improve the latest proposed terms. Dr. Glickman had a further discussion with Mr. Hughes, and Mr. Hughes agreed to reduce the amount retained for Transaction Litigation from $500,000 to $250,000.

Between September 14, 2025, and September 23, 2025, XRC and the Company, through their counsel Gibson Dunn and Blakes, Skadden and Cooley, respectively, exchanged drafts of the Amendment, and, at the direction of the Transaction Committee, representatives of the Company and representatives of XRC agreed on a final form of the Amendment. The final Amendment provides for a decrease in the Cash Amount payable to the Shareholders at the closing of the Transaction and an increase in the CVR Consideration for each Common Share, such that holders would be entitled to receive a pro rata portion of up to (i) $3,800,000 less Company Litigation Expenses, (ii) $3,500,000 less Potential Contingent Claim Liability Expenses, (less, in the case of clauses (i) and (ii), the CVR Retention Amount) and (iii) $150,000 less certain closing adjustments based on the Company’s cash at closing, if any, with the CVR Retention Amount not to exceed $750,000. Payments of (i) Company Litigation Proceeds, if any, will be made no later than 30 days following the later of (a) the final and non-appealable resolution of the relevant litigation and (b) 18 months following the Closing Date and (ii) Potential Contingent Claim Liability Proceeds, if any, will be made (x) no later than 30 days following the final and non-appealable resolution of any Potential Contingent Claim Liability or (y) if neither Parent or Purchaser is aware of any Potential Contingent Claim Liability that is reasonably likely to result in any proceeding as of the date that is six months following the Closing Date, no later than 30 days following the date that is six months following the Closing Date, in both clauses (i) and (ii), subject to the terms of the Amended Agreement. To reflect these amendments to the CVR Agreement, the Amendment amends the Agreement by increasing the Contingent Reserve from $3,700,000 to $7,450,000, and by decreasing the Target Closing Net Cash from $90,000,000 to $85,250,000, which such reduction also accounts for an additional $1,000,000 in costs the Company may incur prior to the closing of the Arrangement.

On September 22, 2025, the Transaction Committee held a meeting, also attended by the other members of the Board, members of management and representatives of Blakes, Skadden, and Cooley, as counsel to the Company, and Leerink Partners. Representatives of Leerink Partners, at the request of the Transaction Committee, reviewed with the Transaction Committee the proposed changes to the financial terms of the Arrangement pursuant to the Amendment. Leerink Partners noted that management of the Company had advised Leerink Partners that, in a potential liquidation of the Company, management would make a corresponding reduction to the amount distributable to Shareholders in respect of the Potential Contingent Claim Liability and, accordingly, the economic impact to Shareholders would be similar in the context of the Arrangement and a potential liquidation. Leerink Partners was not requested to, and did not, render an opinion with respect to the fairness of the financial terms of the Arrangement as modified by the Amendment. Representatives of Blakes then discussed the fiduciary duties of directors in connection with evaluating the Company’s strategic alternatives and discussed the material terms of the Amendment with the members of the Transaction Committee. Following additional discussion and consideration of the Amendment, the Transaction Committee unanimously and after careful consideration determined that the Amendment is in the best interests of the Company and the Company’s Shareholders, and unanimously recommended to the Board that it approve the Amendment.

Immediately after the Transaction Committee meeting on September 22, 2025, the Board held a meeting attended by all members of the Board, also attended by members of management and representatives of Blakes, Skadden, and Cooley, as counsel to the Company, and Leerink Partners. David Parkinson declared that he would be receiving a collateral Benefit in the Transaction within the meaning of Multilateral Instrument 61-101 and recused himself from the meeting. In considering the reasons for the Amendment, the Board recognized that the reasons for the Arrangement in the Circular and Proxy Statement generally continued to be applicable, in addition to, among other things, the benefits to Shareholders of closing the Transaction versus going through a liquidation and the potential risks and costs associated with not closing the Transaction. Following additional discussion and consideration of the Transaction and the materials that had previously been circulated to the Board, all members of the Board (other than Mr. Parkinson, who had recused himself from the meeting) unanimously concluded that the Amendment was in the best interests of the Company and the Company’s Shareholders and approved the Amendment and authorized its submission to the Securityholders.

On September 23, 2025, following the Board’s approval of the Amendment, the Company, XenoTherapeutics and XRC executed and delivered the Amendment.

Before the opening of trading on the U.S. stock exchanges on September 24, 2025, the Company issued a press release announcing the execution of the Amendment.

The disclosure under the section entitled “The Arrangement—Background of the Arrangement” is hereby amended and supplemented by adding the following bolded and underlined language and deleting the strikethrough language of the paragraph entitled “Potential Additional Consideration” on page 33 of the Circular and Proxy Statement:

Potential Additional Consideration - The CVR Consideration provides the Securityholders with an opportunity to receive a pro rata portion of up to (i) US$3,800,000 less Company Litigation Expenses, (ii) US$3,500,000 less Potential Contingent Claim Liability Expenses, (less, in the case of clauses (i) and (ii), the CVR Retention Amount) and (iii) US$150,000 less certain closing adjustments based on the Company’s cash at closing, if any~~US$[●]$2,800,000 less certain legal expenses incurred by the Company within time periods set out in the Amendment18 months following the close of the Arrangement and (ii) US$150,000 less certain additional liabilities and expenses of the Company that are not deducted from the final Cash Amount at close of the Arrangement, if any, following the final resolution of any Company Litigation~~.

The disclosure under the section entitled “The Arrangement—Reasons for the Arrangement” is hereby amended and supplemented by adding the following language immediately following the last paragraph on page 33 of the Circular and Proxy Statement:

Additional Potential Contingent Liabilities - The Board considered the inclusion of the proposed Potential Contingent Claim Liability and believed the Amendment was a fair and equitable way to allocate risks for such contingent liabilities as a result of the Due Bill Matter.

Likelihood of Closing - The Board considered the risks and costs of not closing the Transaction, including the time value of money and costs and risks of pursuing a liquidation, including that the Potential Contingent Claim Liability Expenses would continue to exist in a liquidation. The Board also considered the costs of proceeding with the Transaction, such as the additional costs of retaining management and continuing as a public company and believed the Amendment was in the best interest of the Shareholders.

THE ARRANGEMENT - Opinion of Leerink Partners

The disclosure under the section entitled “The Arrangement - Opinion of Leerink Partners” is hereby amended and supplemented by adding the following language on page 38 of the Circular and Proxy Statement:

Leerink Partners was not requested to, and did not, render an opinion with respect to the fairness of the financial terms of the Arrangement as modified by the Amendment. The opinion previously rendered by Leerink Partners on July 13, 2025, with respect to the fairness of the Cash Amount proposed to be paid to the Shareholders pursuant to the terms of the Arrangement relates solely to the Cash Amount proposed to be paid pursuant to the Arrangement in accordance with the Business Combination Agreement dated as of July 13, 2025, and does not constitute an opinion as to the fairness of the Cash Amount as modified by the Amendment.

RISK FACTORS

The disclosure under the section entitled “Risk Factors” is hereby amended and supplemented by adding the following bolded and underlined language and deleting the strikethrough language on the paragraph entitled “Holders of the CVRs may never receive any proceeds from their CVRs” on page 48 of the Circular and Proxy Statement:

Holders of the CVRs will be entitled to a pro rata portion of up to US$6,700,000~~$2,950,000~~ less certain costs and expenses, including those associated with any litigation against the Company or its directors or officers currently active or arising within 18 months following closing of the Arrangement. If the Company incurs costs and expenses greater than US$6,700,000~~$2,950,000~~ pursuant to the CVR Agreement, there will be no proceeds from the CVR and holders of the CVRs will not realize value on their CVRs.

The disclosure under the section entitled “Risk Factors” is hereby amended and supplemented by adding the following bolded and underlined language on the paragraph entitled “The Purchaser and the Company may be targets of legal claims, securities class action, derivative lawsuits and other claims” on page 47 of the Circular and Proxy Statement:

The Purchaser and the Company may be the target of securities class action and derivative lawsuits which could result in substantial costs and may delay or prevent the Arrangement from being completed. Securities class action lawsuits and derivative lawsuits are often brought against companies that have entered into an agreement to acquire a public company or to be acquired. Third parties may also attempt to bring claims against the Purchaser or the Company seeking to restrain the Arrangement or seeking monetary compensation or other redress including regarding the Potential Contingent Claim Liability. Even if the lawsuits are without merit, defending against these claims can result in substantial costs and divert management time and resources and may delay or prevent the Arrangement from being completed. Additionally, if a plaintiff is successful in obtaining an injunction prohibiting consummation of the Arrangement, then that injunction may delay or prevent the Arrangement from being completed.

THE SPECIAL MEETING

The following information is hereby amended and supplemented by adding the following bolded and underlined language and deleting the strikethrough language under the sub-heading “Date, Time and Place” under the heading “The Special Meeting” beginning on page 67 of the Circular and Proxy Statement:

Date, Time and Place

This Circular and Proxy Statement is being furnished to our Securityholders as part of the solicitation of proxies by the Board for use at the Special Meeting to be held at 2:00 p.m. (Pacific Time) on October 3, 2025~~September 10, 2025~~. The Company will conduct the Special Meeting in a virtual-only format via live webcast. You will be able to attend the meeting online at https://meetnow.global/MHPMJ4R.

THE AGREEMENT

The disclosure under the section entitled “The Agreement” is hereby amended and supplemented by adding the following language as a new section immediately following the section entitled “The Agreement—Amendments” on page 92 of the Circular and Proxy Statement:

Amendment to the Business Combination Agreement.

On September 23, 2025, the Parties entered into that certain amendment to the Business Combination Agreement (the “Amendment” and the Agreement as amended thereby, the “Amended Agreement”), pursuant to which, the parties have agreed to decrease the cash amount payable to the Shareholders at the closing of the Transaction and increase the amount subject to the CVR for each Common Shares that will entitle the holder to receive a pro rata portion of up to (i) US$3,800,000 less Company Litigation Expenses, (ii) US$3,500,000 less Potential Contingent Claim Liability Expenses, (less, in the case of clauses (i) and (ii), the “CVR Retention Amount”) and (iii) US$150,000 less certain closing adjustments based on the Company’s cash at closing, if any. Under the Amendment, ESSA shareholders are expected to receive approximately US$0.12 per Common Share at closing plus one non-transferable contingent value right (“CVR”) per Common Share, which now represents the right to receive up to approximately US$0.14 per CVR and payable within specified periods following the close of the Transaction as described herein.

The Amendment amends the CVR Agreement to include a further contingent payment, the “Potential Contingent Claim Liability,” which refers to any proceeding against or involving the Company and its directors and/or officers arising from the Company’s public disclosures on August 14, 2025 and August 25, 2025 with respect to the period during which the Common Shares traded with “due bills” on the Nasdaq. Proceeds and expenses from the Potential Contingent Claim Liability will be calculated, tracked and paid out separately from other Company Litigation.  If Potential Contingent Claim Liability Expenses exceed US$3,500,000, no Potential Contingent Claim Liability Proceeds will be payable. To reflect these amendments to the CVR Agreement, the Amendment amends the Agreement by increasing the Contingent Reserve from $3,700,000 to $7,450,000, and by decreasing the Target Closing Net Cash from $90,000,000 to $85,250,000, which such reduction also accounts for an additional $1,000,000 in costs the Company may incur prior to the closing of the Arrangement.

Payments of (i) Company Litigation Proceeds, if any, will be made no later than 30 days following the later of (a) the final and non-appealable resolution of the relevant litigation and (b) 18 months following the Closing Date and (ii) Potential Contingent Claim Liability Proceeds, if any, will be made (x) no later than 30 days following the final and non-appealable resolution of any Potential Contingent Claim Liability or (y) if neither Parent or Purchaser is aware of any Potential Contingent Claim Liability that is reasonably likely to result in any proceeding as of the date that is six months following the Closing Date, no later than 30 days following the date that is six months following the Closing Date, in both clauses (i) and (ii), subject to the terms of the Amended Agreement. The timing of payment of Legacy Liability Proceeds, if any, is not affected by the Amended Agreement. The CVR Retention Amount shall not exceed US$750,000.

COURT APPROVAL OF THE ARRANGEMENT

The disclosure under the section entitled “Court Approval of the Arrangement” is hereby amended and supplemented by adding the following language as a new section immediately following the section entitled “Court Approval of the Arrangement —Final Order” on page 102 of the Circular and Proxy Statement:

ESSA intends to apply to the British Columbia Supreme Court for an order (the “Order”) pursuant to Section 291 of the British Columbia Business Corporations Act, S.B.C., 2002, c. 57 (the “Act”) and the Interim Order of the Honourable Madam Justice Douglas granted on August 15, 2025 (the “Interim Order”), varying the Interim Order as follows:

(a)	To provide that the Meeting is to be held on October 3, 2025, as may be adjourned or postponed;

(b)	To provide that the deadline for delivering to ESSA written objections for the purposes of exercising rights of dissent be October 1, 2025;

(c)	To provide that the hearing of the application for the Final Order is to be held on October 7, 2025, or as soon thereafter as the hearing of the Final Order can be heard or at such other date and time as this Court may direct; and

(d)	To provide that the deadline for any interested person to deliver a response to the Petitioner’s solicitors and appear or make submissions at the hearing of the application for the Final Order is 4:00 p.m. (Pacific time) on October 3, 2025.

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Forward-Looking Statements

This communication, and any related oral statements, contains certain information which, as presented, constitutes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and “forward-looking information” within the meaning of applicable Canadian securities laws (collectively, “forward-looking statements”). Forward-looking statements include, but are not limited to, statements that relate to future events and often address expected future business and financial performance, containing words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” and “intend,” statements that an action or event “may,” “might,” “could,” “should,” or “will” be taken or occur, or other similar expressions and include, but are not limited to, statements regarding the proposed timing and completion of the Transaction, and other statements that are not statements of historical facts.

In this communication, these forward-looking statements are based on the Company’s current expectations, estimates and projections regarding, among other things, the Special Meeting, the expected date of closing of the Transaction and the potential benefits thereof, the CVR and the Company’s business and industry, management’s beliefs and certain assumptions made by the Company, all of which are subject to change. Forward-looking statements are subject to various known and unknown risks and uncertainties, many of which are beyond the ability of the Company to control or predict, and which may cause the Company’s actual results, performance or achievements to be materially different from those expressed or implied thereby, including the consummation of the Transaction and the anticipated benefits thereof. Such statements reflect the Company’s current views with respect to future events, are subject to risks and uncertainties and are necessarily based upon a number of estimates and assumptions that, while considered reasonable by the Company as of the date of such statements, are inherently subject to significant medical, scientific, business, economic, competitive, regulatory, political and social uncertainties and contingencies. Forward-looking statements may be based on various material assumptions, and are subject to risks and uncertainties, including but not limited to those related to (i) the completion of the Transaction on anticipated terms and timing, including obtaining required securityholder, regulatory and court approvals, and the satisfaction of other conditions to the completion of the Transaction; (ii) the potential for the date of the Special Meeting to change; (iii) potential litigation relating to the Transaction that could be instituted by or against the Company, Xeno, XRC or their respective directors or officers, including the effects of any outcomes related thereto; (iv) potential exposure or liability relating to the Due Bill Matter, (v) the risk that disruptions from the Transaction will harm the Company’s business, including current plans and operations; (vi) the ability of the Company to retain and hire key personnel; (vii) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the Transaction; (viii) continued availability of capital and financing and rating agency actions; (ix) legislative, regulatory and economic developments affecting the Company’s business; (x) the accuracy of the Company’s financial projections; (xi) general business, market and economic conditions; (xii) certain restrictions during the pendency of the Transaction that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; (xiii) unpredictability and severity of catastrophic events, including but not limited to acts of terrorism, pandemics, outbreaks of war or hostilities, as well as the Company’s response to any of the aforementioned factors; (xiv) significant transaction costs associated with the Transaction; (xv) the possibility that the Transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (xvi) competitive responses to the Transaction; (xvii) the risks and uncertainties pertaining to the Company’s business, including those set forth in the Company’s Annual Report on Form 10-K dated December 17, 2024, under the heading “Risk Factors,” a copy of which is available on the Company’s profile on EDGAR at www.sec.gov and on SEDAR+ at www.sedarplus.ca, and as otherwise disclosed from time to time on the Company’s EDGAR and SEDAR+ profiles; and (xviii) the risks and uncertainties that are described in the definitive proxy statement and management information circular for the Company’s securityholders filed with the U.S. Securities and Exchange Commission on August 11, 2025 (the “SEC,” and such statement, the “Proxy Statement”) available from the sources indicated above.

These risks, as well as other risks associated with the Transaction, are more fully discussed in the Proxy Statement. While the list of factors presented here is, and the list of factors presented in the Proxy Statement are, considered representative, no such list should be considered a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material impact on the Company’s financial condition, results of operations, credit rating or liquidity. Forward-looking statements are made based on management’s beliefs, estimates and opinions on the date that statements are made and the Company undertakes no obligation to update forward-looking statements if these beliefs, estimates and opinions or other circumstances should change, except as may be required by applicable United States and Canadian securities laws. Readers are cautioned against attributing undue certainty to forward-looking statements.